As filed with the Securities and Exchange Commission on April 30, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Apartment Investment and Management Company
(Exact Name of Registrant as Specified in Its Charter)

Maryland	84-1259577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)

Apartment Investment and Management Company 2007 Stock Award and Incentive Plan
Apartment Investment and Management Company 1997 Stock Award and Incentive Plan
(Full Title of the Plan)

Miles Cortez
Executive Vice President, General Counsel and Secretary
4582 South Ulster Street Parkway, Suite 1100
Denver Colorado 80237
(Name and Address of Agent for Service)
(303) 757-8101
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joseph A. Coco	Jonathan L. Friedman
Skadden, Arps, Slate, Meagher & Flom LLP	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square	300 South Grand Avenue
New York, New York 10036	Los Angeles, California 90071
(212) 735-3000	(213) 687-5000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount of
Securities To	To Be	Price Per	Offering	Registration
Be Registered	Registered (1)	Unit (2)	Price (2)	Fee (2)
Class A Common Stock, par value $.01 per share:	10,200,000 shares(3)	$56.64	$577,728,000	$17,736

(1)	Plus such additional securities as may be issuable pursuant to the antidilution provisions of the Apartment Investment and Management Company 2007 Stock Award and Incentive Plan (the “2007 Stock Plan”) and the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the “1997 Stock Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for a share of Class A Common Stock on the New York Stock Exchange on April 27, 2007.

(3)	Includes 3,000,000 shares issuable pursuant to the 2007 Stock Plan, and 7,200,000 shares issuable pursuant to the 1997 Stock Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Apartment Investment and Management Company (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 1, 2007;

(b)	Proxy Statement for the 2007 Annual Meeting of Stockholders;

(c)	Current Report on Form 8-K, dated February 5, 2007 (filed February 9, 2007); and

(d)	The description of the Company’s Class A Common Stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed January 19, 1994, including any amendment or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Company’s charter limits the liability of the Company’s directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.
     The Company’s charter and bylaws require the Company to indemnify its directors and officers and permits the Company to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
     The Company has entered into agreements with certain of its officers, pursuant to which the Company has agreed to indemnify such officers to the fullest extent permitted by applicable law.
     The agreement of limited partnership AIMCO Properties, L.P., or the Aimco Operating Partnership, also provides for indemnification of the Company, or any director or officer of the Company, in its capacity as the previous general partner of the Aimco Operating Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Aimco Operating Partnership.
     Section 10.6 of the 2007 Stock Plan and Section 11.6 of the 1997 Stock Plan specifically provide that, to the extent permitted by law, each of the members of the Board of Directors of the Company, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) and each of the officers and employees of the Company acting on behalf of the Board of Directors or the Committee shall be fully indemnified and protected by the Company in respect of any action, determination or interpretation, in connection with the administration of the 2007 Stock Plan or the 1997 Stock Plan, as the case may be.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of DLA Piper US LLP regarding the validity of the securities offered hereby.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of DLA Piper US LLP (included in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on April 30, 2007.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Terry Considine
Terry Considine
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Considine and Thomas M. Herzog, and each or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Terry Considine	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Terry Considine		April 30, 2007

/s/ Thomas M. Herzog	Executive Vice President and Chief Financial Officer (Principal Executive Officer)	April 30, 2007
Thomas M. Herzog

/s/ Scott W. Fordham	Senior Vice President and Chief Accounting Officer	April 30, 2007
Scott W. Fordham

/s/ James N. Bailey
James N. Bailey	Director	April 30, 2007

/s/ Richard S. Ellwood
Richard S. Ellwood	Director	April 30, 2007

Thomas L. Keltner	Director

/s/ J. Landis Martin
J. Landis Martin	Director	April 30, 2007

Robert A. Miller	Director

/s/ Thomas L. Rhodes
Thomas L. Rhodes	Director	April 30, 2007

/s/ Michael A. Stein
Michael A. Stein	Director	April 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper US LLP regarding the validity of the securities offered hereby.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of DLA Piper US LLP (included in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).